As filed with the Securities and Exchange Commission on June 6, 2019.

Registration No. 333-__________
______________________________________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________________

STAGE STORES, INC.
(Exact name of registrant as specified in its charter)

Nevada	91-1826900
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2425 West Loop South, Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED STAGE STORES 2017 LONG-TERM INCENTIVE PLAN
(Full title of the plan)

Jennifer Costa
Senior Vice President, General Counsel and Secretary
Stage Stores, Inc.
2425 West Loop South
Houston, Texas 77027
(Name and address of agent for service)

(800) 579-2302
(Telephone number, including area code, of agent For service)

__________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.         ☐
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Calculation of Registration Fee

	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Title of Securities To Be Registered
Common Stock, $0.01 par value	1,950,000	$1.01 (2)	$1,969,500 (2)	$238.70

(1)
In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also covers an indeterminate number of shares of common stock, $0.01 par value per share (the “Common Stock”), of Stage Stores, Inc. (the “Registrant”) that may be necessary to adjust the number of shares of Common Stock reserved for delivery under the Stage Stores 2017 Long-Term Incentive Plan (the “Plan”) in accordance with the anti-dilution provisions of the Plan as a result of a stock split, stock dividend, recapitalization or other similar transaction or adjustment affecting the Common Stock of the Registrant as specified in those anti-dilution provisions.

(2)
Estimated solely for the purpose of calculating the aggregate offering price and the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act and computed on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on June 4, 2019.

EXPLANATORY NOTE

This Registration Statement has been prepared in accordance with General Instruction E to Form S-8 and relates to an increase of 1,950,000 shares of common stock of the Registrant reserved for issuance under the Plan. On April 25, 2019, the Registrant filed with the Securities and Exchange Commission (the “Commission”) a definitive proxy statement that included proposals to, among other things, increase the number of shares available for issuance under the Plan by 1,950,000 shares of common stock. The proposal to increase the number of shares available for issuance under the Plan was approved by the Registrant’s stockholders on June 6, 2019.

The 1,950,000 additional shares of common stock available for issuance under the Plan registered pursuant to this Registration Statement are the same class as those previously registered on Form S-8 filed with the Commission on May 19, 2017 (File No. 333-218109). The contents of the aforementioned Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated herein by reference, except as modified herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
The following documents are filed with or incorporated by reference into this Registration Statement:

Exhibit Number	Description

4.1
Amended and Restated Articles of Incorporation of Stage Stores, Inc. dated June 7, 2007 are incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on September 12, 2007 (Commission File No. 1-14035).

4.2
Amended and Restated Bylaws of Stage Stores, Inc. dated September 15, 2016 are incorporated by reference to Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q filed on December 8, 2016 (Commission File No. 1-14035).

4.3*	Amended and Restated Stage Stores 2017 Long-Term Incentive Plan.

5.1*	Opinion of McAfee & Taft A Professional Corporation regarding the legality of the securities being registered.

23.1*	Consent of Independent Registered Public Accounting Firm - Deloitte & Touche LLP.

23.2*	Consent of McAfee & Taft A Professional Corporation (included in Exhibit 5.1)

24.1*	Power of Attorney.
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* Filed electronically herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 6, 2019.

STAGE STORES, INC.
By:	/s/ Michael L. Glazer
Michael L. Glazer
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 6, 2019.

Signature	Title

/s/ Michael L. Glazer	President and Chief Executive Officer (Principal Executive Officer), Director
Michael L. Glazer

/s/ Jason T. Curtis	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
Jason T. Curtis

/s/ Richard E. Stasyszen	Senior Vice President, Finance and Controller (Principal Accounting Officer)
Richard E. Stasyszen

/s/ Alan J. Barocas*	Director
Alan J. Barocas
/s/ Elaine D. Crowley*	Director
Elaine D. Crowley

/s/ Diane M. Ellis*	Director
Diane M. Ellis

/s/ Earl J. Hesterberg*	Director
Earl J. Hesterberg

/s/ Lisa R. Kranc*	Director
Lisa R. Kranc

/s/ William J. Montgoris*	Director
William J. Montgoris

* The above-named directors of the Registrant sign this Registration Statement by Michael L. Glazer, their attorney-in-fact, pursuant to the Power of Attorney signed by each of the above-named directors, which Power of Attorney is filed with this Registration Statement on Form S-8 all in the capacities indicated and on June 6, 2019.

By:	/s/ Michael L. Glazer
Michael L. Glazer
Attorney-in-Fact

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